UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 10, 2026

Hawthorn Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	0-23636	43-1626350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
132 East High Street, PO Box 688, Jefferson City, Missouri 65102
(Address of Principal Executive Offices) (Zip Code)
573-761-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	HWBK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events
On September 8, 2026, Hawthorn Bancshares, Inc. (the "Company") was informed of the passing of Jonathan "Jon" Holtaway, a valued member of the Company's Board of Directors. Mr. Holtaway had served as a director of the Company and Hawthorn Bank and provided valuable leadership and guidance during his tenure. On September 10, 2026, the Company issued a press release announcing the passing of Mr. Holtaway. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

99.1	Press release, dated September 10, 2026, issued by Hawthorn Bancshares, Inc.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2026	Hawthorn Bancshares, Inc. By: /s/ Brent M. Giles Name: Brent M. Giles Title: Chief Executive Officer